EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-156519 on Form S-1 of our report dated December 17, 2009, relating to the financial statements and financial statement schedule of Unified Grocers, Inc., appearing in the Annual Report on Form 10-K of Unified Grocers, Inc. for the year ended October 3, 2009, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

January 25, 2010